Centrue Financial Corporation Announces 2011 Second Quarter Results

ST. LOUIS, MO -- (Marketwire - August 09, 2011) - Centrue Financial Corporation (OTCQB: TRUE)

Second Quarter 2011 Highlights

  Second quarter of 2011 net loss was $2.4 million, compared to a $3.5 million net loss for the first quarter of 2011 and a $3.9 million net loss in the second quarter of 2010.
  The second quarter 2011 net interest margin equaled 3.13%, representing increases of 4 basis points from 3.09% recorded in the first quarter of 2011 and 34 basis points from 2.79% reported the second quarter of 2010.
  Nonperforming loans declined $11.8 million, or 18.5%, from first quarter 2011 and $41.3 million, or 44.3%, from June 30, 2010.

Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE), parent company of Centrue Bank, reported a second quarter net loss of $2.4 million, or $0.48 per common diluted share, compared to a net loss of $3.5 million, or $0.65 per common diluted share in the first quarter of 2011 and a net loss of $3.9 million, or $0.73 per common diluted share for the second quarter in 2010. For the first half of 2011, the Company reported a net loss of $5.9 million, or $1.14 per common diluted share, as compared to a net loss of $10.2 million, or $1.84 per common diluted share, for the same period in 2010.

"Our results for the period continue the positive trends we saw in the first quarter as our loan provision expense and operating loss decreased," remarked President & CEO Thomas A. Daiber. "We still have more work to do on improving asset quality but we were able to make meaningful progress in reducing our problem loans and assets and are now directing more of our resources to expanding existing customer relationships as well as developing new business. The strengthening of our net interest margin along with continued expense control also contributed to an improvement in this quarter's results."

Securities

Total securities equaled $230.3 million at June 30, 2011, representing a decrease of $14.6 million, or 6.0%, from March 31, 2011 and an increase of $0.4 million, or 0.2%, from year-end 2010. The net increase from year-end 2010 was largely related to enhancing the Company's liquidity position through reinvesting dollars from the loan portfolio into security instruments with shorter durations. During the second quarter of 2011, the Company evaluated its security portfolio and recorded a $0.1 million non-cash other-than-temporary impairment charge related to one CDO.

Loans

Total loans equaled $660.9 million, representing decreases of $49.6 million, or 7.0%, from March 31, 2011 and $61.0 million, or 8.5%, from year-end 2010. The net decrease from year-end 2010 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to OREO and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

Funding and Liquidity

Total deposits equaled $866.0 million, representing decreases of $56.5 million, or 6.1%, from March 31, 2011 and $65.1 million, or 7.0%, from year-end 2010. The net decrease from year-end 2010 was largely related to strategic initiatives to reduce higher costing time deposits and collateralized local public agency deposits.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the second quarter of 2011 largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.69% at June 30, 2011, compared to 4.37% at December 31, 2010 and 5.35% at June 30, 2010. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at June 30, 2011.
  The provision for loan losses for the second quarter of 2011 was $3.3 million, a decrease from $4.3 million recorded in the first quarter of 2011 and $7.6 million recorded in the second quarter of 2010. The second quarter of 2011 provision level was driven by:
    sustained level of nonperforming loans and new credits that migrated to nonperforming status that have required current specific allocation estimates;
    elevated charge-offs of previously accrued specific allocations that impact historical loss levels;
    elevated past due loans;
    weakening guarantor positions due to adverse economic conditions;
    continued deteriorating collateral values, reflecting the impact of the adverse economic climate on the Company's borrowers.
  Net loan charge-offs for the second quarter of 2011 were $8.0 million, or 1.16% of average loans, compared with $6.7 million, or 0.91% of average loans, for the first quarter of 2011 and $7.0 million, or 0.86% of average loans, for the second quarter of 2010. Loan charge-offs during the second quarter of 2011 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.
  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $51.9 million at June 30, 2011, from $63.7 million at March 31, 2011 and $70.0 million at December 31, 2010. The $11.8 million decrease from the first quarter of 2011 to the second quarter of 2011 was mainly due to the charge-off of nonaccrual loans and the transfer of the property securing the credits into OREO. The $51.9 million recorded at June 30, 2011 included $45.5 million in nonaccrual loans and $6.4 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 7.86% at June 30, 2011, compared to 8.97% at March 31, 2011 and 9.70% at December 31, 2010.
  The coverage ratio (allowance for loan losses to nonperforming loans) was 46.92% at June 30, 2011, compared to 45.64% at March 31, 2011 and 45.02% at December 31, 2010.
  Other real estate owned ("OREO") increased to $35.6 million at June 30, 2011, from $28.6 million at March 31, 2011 and $25.6 million at December 31, 2010. In the second quarter of 2011, management converted collateral securing problem loans to properties ready for disposition in the net amount of $10.5 million. Second quarter additions were offset by $2.4 million in dispositions and $1.1 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies.
  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $87.5 million at June 30, 2011, from $92.3 million at March 31, 2011 and $95.6 million at December 31, 2010. The ratio of nonperforming assets to total assets was 8.56% at June 30, 2011, 8.60% at March 31, 2011 and 8.65% at December 31, 2010.

Net Interest Margin

The net interest margin was 3.13% for the second quarter of 2011, representing increases of 4 basis points from 3.09% recorded in the first quarter of 2011 and 34 basis points from 2.79% reported in the second quarter of 2010. The increase in the second quarter 2011 net interest margin, as compared to the same period in 2010, was primarily due to increased utilization of interest rate floors on a majority of variable rate loans and a reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. These factors were partially offset by the cost of retaining surplus liquidity, average loan volume decline, the cost of carrying higher balances of nonaccrual loans and the impact of nonaccrual loan interest reversals.

Noninterest Income and Expense

Noninterest income totaled $2.7 million for the three months ended June 30, 2011, compared to $2.8 million for the same period in 2010. Excluding credit impairment charges on CDO securities and gains related to the sale of OREO and other assets from both periods, noninterest income decreased $0.7 million or 20.0%. This $0.7 million decrease was primarily due to a decrease of $0.6 million in gains on sale of securities.

Total noninterest expense for the second quarter of 2011 and 2010 was $9.6 million. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $0.8 million, or 8.6%. This $0.8 million decline in expenses was spread over various categories, including salaries and employee benefits, net occupancy costs, furniture and equipment, marketing and amortization expense.

Capital Management
As reflected in the following table, both the Company and unit Centrue Bank were considered "adequately-capitalized" under regulatory defined capital ratios as of June 30, 2011 and December 31, 2010:

                         Centrue Financial     Centrue Bank
                        ------------------  ------------------  Adequately-
                         Jun 30,   Dec 31,   Jun 30,   Dec 31,  Capitalized
                          2011      2010      2011      2010    Thresholds
                        --------  --------  --------  --------  -----------
Carrying amounts
 ($millions):
  Total risk-based
   capital              $   67.5  $   76.5  $   73.0  $   78.2
  Tier 1 risk-based
   capital              $   44.3  $   58.0  $   63.3  $   67.8

Capital ratios:
  Total risk-based
   capital                   8.8%      9.4%      9.6%      9.7%         8.0%
  Tier 1 risk-based
   capital                   5.8%      7.1%      8.4%      8.4%         4.0%
  Tier 1 leverage ratio      4.2%      5.1%      6.0%      6.0%         4.0%

Total regulatory capital ratios decreased since year-end 2010 as a result of net operating losses for the first six months of 2011.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                            Three Months Ended         Six Months Ended
                                 June 30,                  June 30,
                         -----------------------   -----------------------
                            2011         2010         2011         2010
                         ----------   ----------   ----------   ----------
Operating Highlights
  Net income (loss)      $   (2,424)  $   (3,925)  $   (5,882)  $  (10,185)
  Return on average
   total assets               (0.92)%      (1.23)%      (1.10)%      (1.59)%
  Return on average
   stockholders' equity      (25.19)      (15.10)      (29.49)      (19.11)
  Net interest margin          3.13         2.79         3.11         2.83
  Efficiency ratio            81.82        84.81        82.42        83.03
Per Share Data
  Diluted earnings
   (loss) per common
   share                 $    (0.48)  $    (0.73)  $    (1.14)  $    (1.84)
  Book value per common
   share                 $     0.73   $    11.77   $     0.73   $    11.77
  Tangible book value
   per common share      $    (0.23)  $     8.01   $    (0.23)  $     8.01
  Diluted weighted
   average common shares
   outstanding            6,048,405    6,043,176    6,048,405    6,043,176
  Period end common
   shares outstanding     6,048,405    6,043,176    6,048,405    6,043,176
Stock Performance Data
  Market price:
    Quarter-end          $     0.60   $     2.00   $     0.60   $     2.00
      High               $     0.78   $     3.49   $     1.18   $     4.18
      Low                $     0.25   $     1.89   $     0.25   $     1.89
  Period end price to
   book value                 82.19%       16.99%       82.19%       16.99%
  Period end price to
   tangible book value      (260.87)%      24.97%     (260.87)%      24.97%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                                   June 30,    December 31,
                                                     2011          2010
                                                 ------------  ------------
ASSETS
  Cash and cash equivalents                      $     45,863  $     82,945
  Securities available-for-sale                       221,127       219,475
  Restricted securities                                 9,190        10,470
  Loans                                               660,882       721,871
  Allowance for loan losses                           (24,358)      (31,511)
                                                 ------------  ------------
    Net loans                                         636,524       690,360
  Bank-owned life insurance                            30,902        30,403
  Mortgage servicing rights                             2,340         2,425
  Premises and equipment, net                          24,935        25,687
  Other intangible assets, net                          5,754         6,293
  Other real estate owned                              35,618        25,564
  Other assets                                         10,003        11,540
                                                 ------------  ------------

    Total assets                                 $  1,022,256  $  1,105,162
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                       $    112,986  $    118,667
      Interest-bearing                                753,051       812,438
                                                 ------------  ------------
        Total deposits                                866,037       931,105
    Federal funds purchased and securities sold
     under agreements to repurchase                    16,180        16,188
    Federal Home Loan Bank advances                    58,059        71,059
    Notes payable                                      10,533        10,623
    Series B mandatory redeemable preferred
     stock                                                268           268
    Subordinated debentures                            20,620        20,620
    Other liabilities                                  12,998        12,378
                                                 ------------  ------------
      Total liabilities                               984,695     1,062,241

  Stockholders' equity
    Series A convertible preferred stock                  500           500
    Series C cumulative perpetual preferred
     stock                                             31,120        30,810
    Common stock                                        7,454         7,454
    Surplus                                            74,780        74,721
    Retained earnings (accumulated deficit)           (54,047)      (46,861)
    Accumulated other comprehensive income
     (loss)                                              (132)       (1,589)
                                                 ------------  ------------
                                                       59,675        65,035
    Treasury stock, at cost                           (22,114)      (22,114)
                                                 ------------  ------------
      Total stockholders' equity                       37,561        42,921

        Total liabilities and stockholders'
         equity                                  $  1,022,256  $  1,105,162
                                                 ============  ============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------
Interest income
  Loans                          $   8,836  $  10,773  $  18,117  $  22,021
  Securities
    Taxable                          1,088      1,613      2,085      3,346
    Exempt from federal income
     taxes                             177        258        392        536
  Federal funds sold and other          37         38         68         65
                                 ---------  ---------  ---------  ---------
    Total interest income           10,138     12,682     20,662     25,968

Interest expense
  Deposits                           2,213      4,049      4,700      8,420
  Federal funds purchased and
   securities sold under
   agreements to repurchase             10         12         21         30
  Federal Home Loan Bank
   advances                            355        579        767      1,160
  Series B mandatory redeemable
   preferred stock                       4          4          8          8
  Subordinated debentures              274        259        544        513
  Notes payable                         91         92        181        180
                                 ---------  ---------  ---------  ---------
    Total interest expense           2,947      4,995      6,221     10,311

Net interest income                  7,191      7,687     14,441     15,657
Provision for loan losses            3,250      7,550      7,500     16,900
                                 ---------  ---------  ---------  ---------
Net interest income (loss) after
 provision for loan losses           3,941        137      6,941     (1,243)

Noninterest income
  Service charges                    1,189      1,299      2,251      2,719
  Mortgage banking income              302        167        709        486
  Electronic banking services          565        528      1,092      1,012
  Bank-owned life insurance            250        257        499        512
  Securities gains, net                379      1,012        379      1,014
  Total other-than-temporary
   impairment losses                  (107)    (3,921)      (499)    (5,762)
  Portion of loss recognized in
   other comprehensive income
   (before taxes)                        -      2,004          -      2,238
                                 ---------  ---------  ---------  ---------
    Net impairment on securities      (107)    (1,917)      (499)    (3,524)
  Gain (loss) on sale of OREO          (92)         1        (48)        10
  Gain on sale of other assets           -      1,268         63      1,470
  Other income                         198        191        362        429
                                 ---------  ---------  ---------  ---------
                                     2,684      2,806      4,808      4,128
Noninterest expenses
  Salaries and employee benefits     3,460      3,701      7,093      7,472
  Occupancy, net                       704        943      1,424      1,731
  Furniture and equipment              421        519        860      1,043
  Marketing                             67         82        127        189
  Supplies and printing                 77         98        141        196
  Telephone                            204        194        408        373
  Data processing                      375        397        739        779
  FDIC insurance                       824        853      1,674      1,707
  Loan processing and collection
   costs                               511        602      1,102      1,114
  OREO valuation adjustment          1,097        330      1,297      1,987
  Amortization of intangible
   assets                              263        321        539        660
  Other expenses                     1,574      1,570      2,973      2,845
                                 ---------  ---------  ---------  ---------
                                     9,577      9,610     18,377     20,096

Income (loss) before income
 taxes                              (2,952)    (6,667)    (6,628)   (17,211)
Income tax expense (benefit)          (528)    (2,742)      (746)    (7,026)
                                 ---------  ---------  ---------  ---------
Net income (loss)                $  (2,424) $  (3,925) $  (5,882) $ (10,185)
Preferred stock dividends              501        478        995        951
                                 ---------  ---------  ---------  ---------
Net income (loss) for common
 stockholders                    $  (2,925) $  (4,403) $  (6,877) $ (11,136)
                                 =========  =========  =========  =========

Basic earnings (loss) per common
 share                           $   (0.48) $   (0.73) $   (1.14) $   (1.84)
                                 =========  =========  =========  =========
Diluted earnings (loss) per
 common share                    $   (0.48) $   (0.73) $   (1.14) $   (1.84)
                                 =========  =========  =========  =========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                    Quarters Ended
                ----------------------------------------------------------
                 6/30/11     3/31/11     12/31/10   09/30/10     06/30/10
                ---------   ---------   ---------   ---------   ---------
Statement of
 Income
  Interest
   income       $  10,138   $  10,524   $  11,368   $  11,508   $  12,682
  Interest
   expense         (2,947)     (3,274)     (3,636)     (4,369)     (4,995)
                ---------   ---------   ---------   ---------   ---------
  Net interest
   income           7,191       7,250       7,732       7,139       7,687
  Provision
   for loan
   losses           3,250       4,250      10,450       7,250       7,550
                ---------   ---------   ---------   ---------   ---------
  Net interest
   income (loss)
   after
   provision for
   loan losses      3,941       3,000      (2,718)       (111)        137
  Noninterest
   income           2,684       2,124       3,263       3,427       2,806
  Noninterest
   expense          9,577       8,800      26,514       9,279       9,610
                ---------   ---------   ---------   ---------   ---------
  Income (loss)
   before income
   taxes           (2,952)     (3,676)    (25,969)     (5,963)     (6,667)
  Income tax
   expense
   (benefit)         (528)       (218)     13,246      10,440      (2,742)
                ---------   ---------   ---------   ---------   ---------
  Net income
   (loss)       $  (2,424)  $  (3,458)  $ (39,215)  $ (16,403)  $  (3,925)
                =========   =========   =========   =========   =========
  Net income
   (loss) for
   common
   stockholders $  (2,925)  $  (3,952)  $ (39,704)  $ (16,887)  $  (4,403)
                =========   =========   =========   =========   =========

Per Share
  Basic earnings
   (loss) per
   common share $   (0.48)  $   (0.65)  $   (6.56)  $   (2.79)  $   (0.73)
  Diluted
   earnings
   (loss) per
   common share     (0.48)      (0.65)      (6.56)      (2.79)      (0.73)
  Cash dividends
   on common
   stock               NM          NM          NM          NM          NM
  Dividend
   payout ratio
   for common
   stock               NM          NM          NM          NM          NM
  Book value
   per common
   share        $    0.73   $    1.09   $    1.61   $    8.97   $   11.77
  Tangible
   book value
   per common
   share            (0.23)       0.10        0.57        5.26   $    8.01
  Basic
   weighted
   average
   common
   shares
   outstanding  6,048,405   6,048,405   6,048,405   6,046,075   6,043,176
  Diluted
   weighted
   average
   common
   shares
   outstanding  6,048,405   6,048,405   6,048,405   6,046,075   6,043,176
  Period-end
   common
   shares
   outstanding  6,048,405   6,048,405   6,048,405   6,048,405   6,043,176

Balance Sheet
  Securities    $ 230,317   $ 244,923   $ 229,945   $ 282,226   $ 307,846
  Loans           660,882     710,529     721,871     764,585     792,289
  Allowance for
   loan losses     24,358      29,089      31,511      43,390      42,378
  Assets        1,022,256   1,073,836   1,105,162   1,179,684   1,226,769
  Deposits        866,037     922,483     931,105     958,032     993,270
  Stockholders'
   equity          37,561      39,766      42,921      85,048     101,947

Earnings
 Performance
  Return on
   average total
   assets           (0.92)%     (1.28)%    (13.54)%     (5.36)%     (1.23)%
  Return on
   average
   stockholders'
   equity          (25.19)     (33.49)    (188.05)     (64.59)     (15.10)
  Net interest
   margin            3.13        3.09        3.07        2.69        2.79
  Efficiency
   ratio (1)        81.82       83.02       75.83       82.62       84.81

Asset Quality
  Nonperforming
   assets to
   total end of
   period assets     8.56%       8.60%       8.65%      10.15%       8.91%
  Nonperforming
   loans to
   total end of
   period loans      7.86        8.97        9.70       12.44       11.76
  Net loan
   charge-offs
   to total
   average loans     1.16        0.91        2.98        0.80        0.86
  Allowance for
   loan losses
   to total end
   of period
   loans             3.69        4.09        4.37        5.67        5.35
  Allowance
   for loan
   losses to
   nonperforming
   loans            46.92       45.64       45.02       45.63       45.49
  Nonperforming
   loans        $  51,915   $  63,731   $  69,990   $  95,096   $  93,158
  Nonperforming
   assets          87,533      92,312      95,554     119,791     109,340
  Net loan
   charge-offs      7,981       6,672      22,329       6,238       7,016

Capital
  Total risk-
   based captial
   ratio             8.78%       8.99%       9.35%      10.20%      10.72%
  Tier 1 risk-
   based capital
   ratio             5.75        5.92        7.09        7.96        8.51
  Tier 1
   leverage
   ratio             4.23        4.17        5.08        5.75        6.01
----------------
(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.
NM  Not meaningful.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com